UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2018

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, the Board of Directors (the “Parent Board”) of Neiman Marcus Group, Inc. (“Parent”), the indirect parent of the registrant, Neiman Marcus Group LTD LLC (the “Company”), elected Alan Herrick as a member of the Parent Board.  Most recently, Mr. Herrick served as Chairman and CEO of Publicis.Sapient, the combined digital transformation division of Publicis Groupe consisting of Sapient, Razorfish and DigitasLBi.  Prior to that, Mr. Herrick served as President, CEO and Co-Chairman of Sapient Corporation, a publicly-traded digital business transformation services company.

Parent has entered into a board service agreement with Mr. Herrick pursuant to which he will receive an annual fee of $75,000 for his service as a director on the Parent Board.  Mr. Herrick was granted an award of stock options to purchase 1,400 shares of Class A common stock and Class B common stock of Parent (together, a “Common Stock Unit”), pursuant to Parent’s Management Equity Incentive Plan.  Half of the stock options will be subject to time-based vesting over five years, subject to Mr. Herrick’s continued board service, and the other half of the stock options will be subject to performance-based vesting.  He was also granted an award of 250 restricted Common Stock Units, which are subject to time-based vesting over four years, subject to Mr. Herrick’s continued board service, pursuant to the Parent’s Management Equity Incentive Plan. There are no transactions with respect to Mr. Herrick that would be required to be disclosed under Item 404(a) of Regulation S-K.

On May 23, 2018, the Parent Board elected Cesare Ruggiero as a member of the Parent Board and also appointed him to the Audit Committee of the Parent Board. Mr. Ruggiero is a Senior Principal in the Portfolio Value Creation group at CPP Investment Board.  Mr. Ruggiero replaced Scott Nishi, who resigned as a director from Parent and as a member of the Audit Committee effective as of May 22, 2018.  Mr. Nishi’s resignation was not the result of any disagreement with Parent or the Company on any matter.  There are no transactions with respect to Mr. Ruggiero that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: May 23, 2018	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary